BYLAWS

                                      OF

                          CROWLEY, MILNER AND COMPANY
                 (With all amendments through August 31, 1996)


                                   ARTICLE I
                                     STOCK

Section 1. CAPITAL STOCK. The capital stock of this corporation shall be divided into shares and shall consist of the several classes of stock in the amounts and of the par and/or no par value, with voting powers, preferences and rights and with the qualifications, limitations or restrictions, as set forth in the Articles of Incorporation of this corporation, as amended, from time to time.

Section 2. CERTIFICATES OF SHARES. The Certificates for shares of the Capital Stock of this company shall be in such form, not inconsistent with the Articles of Incorporation of the company, as amended, as shall be prepared or be approved by the Board of Directors. The Certificates shall be signed by the President or Vice-President, and also by the Secretary.

Section 3. TRANSFER OF SHARES. The interest of each shareholder of the corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares of stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

Section 4. REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations, as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the company. The Board of Directors may appoint transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent and of a registrar of transfers.

Section 5. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have the power to close the stock transfer books of the corporation for a period not exceeding forty days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment or rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding forty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid.

Section 6. LOST CERTIFICATES. In case of the loss, theft or destruction of any certificate or shares of stock, upon due proof by the registered holder or his representatives, by affidavit of such loss, theft or destruction, the Secretary shall cause such certificates to be replaced, upon the corporation or its agents being duly indemnified therefor.

Section 7. FISCAL YEAR. The Board of Directors may adopt a date from time to time for the ending of the fiscal year of the company.

Section 8. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, which seal shall be in charge of the Secretary, and shall be used by him.

                                  ARTICLE II
                            SHAREHOLDERS' MEETINGS

Section 1. ANNUAL MEETING, TIME, PLACE AND PURPOSE. Meetings of the shareholders of this corporation shall be held on such day and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting.

Section 2. SPECIAL MEETINGS, NOTICE. Special meetings of the shareholders may be called by the President or Vice-President or upon order of a majority of the Board of Directors or upon request of shareholders owning of record a majority of the stock entitled to vote at such meeting at any time.

Section 3. NOTICE OF ANNUAL AND SPECIAL MEETINGS. Notice of each annual and special meeting shall be given by mail, directed to the last known address of each shareholder entitled to vote at such annual or special meeting. The notice shall be posted at least ten (10) days prior to the date of such meeting. Notice of special meetings shall indicate briefly the general object or objects of such meeting.

Section 4. QUORUM. At any corporate meeting of shareholders, the holders of a majority of shares outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum. Meetings at which less than a quorum is represented may, however, be adjourned from time to time to a further date by those who attend, without further notice other than the announcement at such meeting, and when a quorum shall be present upon any such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called.


Section 5. VOTING. Each shareholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question at the time; but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period.

Section 6. ORGANIZATION. The President shall call meetings of the shareholders to order and shall act as Chairman of such meeting, unless otherwise determined by the holders of a majority of all the shares of the capital stock issued and outstanding and entitled to vote at the meeting, present in person or by proxy. The Secretary of the Company shall act as Secretary of all meetings of the Company, but in the absence of the Secretary at any meeting of the shareholders or his inability to act as Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 7. INSPECTORS AND TELLERS. At each annual meeting of the shareholders all questions touching the qualifications of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by two Inspectors and Tellers; such Inspectors and Tellers may be appointed by the Board of Directors before the meeting, or if no such appointment shall have been made, then they shall be appointed by the Presiding Officer at the meeting, or appointment may be made as provided by statute. If, for any reason, any of the Inspectors and Tellers previously appointed shall fail to attend, or be unable to serve, substitutes for those so failing to attend or to serve, shall be appointed in like manner.

                                  ARTICLE III
                                   DIRECTORS

Section 1. NUMBER, CLASSIFICATION AND TERM; ELECTIONS. The business and property of the company shall be managed and controlled by a board of not less than nine directors nor more than fifteen directors as shall be fixed from time to time by the Board of Directors. Each director shall hold office for the term for which he is elected and thereafter until his successor is elected and qualifies.

The Board of Directors shall be classified into three classes with staggered terms of office. Each class shall be as nearly equal in number as possible. Each class of directors shall be elected for a term of three years. At each annual meeting of the shareholders, successors to the directors whose terms expire in that year shall be elected to hold office for a term of three years.

At any election of directors, nominations for the office of director may be made by any shareholder present at the meeting. No person shall be eligible for election to the office of director at any meeting of shareholders unless he has been so nominated prior to the commencement of balloting. At each election of directors the entire number of directors to be elected at such meeting shall be balloted for at one and the same time and not separately.

Section 2. PLACE OF MEETING. The Directors shall hold their meetings at the offices of the company except as otherwise specifically directed by a majority of the Directors.

Section 3. MEETINGS. Meetings of the Board of Directors may be called at any time by the President or Secretary, or by a majority of the Board of Directors. Directors shall be notified in writing of the time and place of all meetings of the Board, except the regular annual meeting held immediately after the annual meeting of shareholders, at least two days prior thereto. Meetings may be held at any time without notice if all the Directors are present or if notice is waived by telegram, radiogram, cablegram or other writing, either before or after the meeting, by those not present.

Annual meetings of which no notice need be given shall be held each year immediately following the annual meetings of shareholders in addition to meetings called as aforesaid. Officers of the corporation shall be elected at each annual meeting.

Section 4. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn the meeting from time to time. Provided, that if the Directors shall severally and/or collectively consent in writing to any action to be taken by the corporation such action shall be as valid corporate action as though it had been authorized as a meeting of the Directors.

Section 5. VACANCIES. Vacancies in the Board of Directors may be filled by election by the remaining members of the Board, though less than a quorum, at any regular or special meeting, provided that at any special meeting of the shareholders such election by the Directors may be set aside and such vacancies filled by the shareholders. In case of any increase in the number of Directors, the additional Directors may be elected by a majority of the Board as constituted prior to such increase.

Section 6. COMPENSATION. No Director shall receive any salary or compensation for his services as a Director, unless otherwise specially ordered by the Board of Directors.

                                  ARTICLE IV
                                   OFFICERS

Section 1. OFFICERS. The Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and may select a Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers. The President and Chairman of the Board, if any, shall be members of the Board of Directors. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged, or verified by one or more officers.


                                   ARTICLE V
                              DUTIES OF OFFICERS

Section 1. CHAIRMAN. The Chairman of the Board, if such office is filled, shall preside at all meetings of the shareholders and of the Board of Directors at which the Chairman is present. The Chairman shall serve at the pleasure of the Board, and the Board may leave such office vacant for any length of time.

Section 2. PRESIDENT. The President shall act as the chief executive officer of the corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations which are held by the corporation, and shall have the general powers of supervision and management over the day-to-day operations of the corporation. In the absence or disability of the Chairman of the Board, or if that office has not been filled, the President also shall perform the duties and execute the powers of the Chairman of the Board as set forth in these Bylaws.

Section 3. VICE PRESIDENTS. The Vice Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

Section 4. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

Section 5. TREASURER. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the President and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation is disapproved by the Board of Directors.

Section 6. EXECUTIVE COMMITTEE. The Board of Directors shall appoint an Executive Committee of the Board which shall have and exercise the authority of the Board of Directors in the management of the business of the corporation between the meetings of the Board. The Executive Committee shall consist of not less than three nor more than five members, as the Board shall from time to time determine. All members of the Committee shall be members of the Board and shall hold office at the pleasure of the Board, except that the President shall be a member of the Committee. The Committee shall have the power to fix the time of its meetings. Special meetings may be called by any member of the Committee on one day's notice.


                                  ARTICLE VI
                                   CONTRACTS

Section 1. Formal contracts may be executed on behalf of this corporation by the President or Vice-President and attested and the corporation seal affixed by the Secretary or Assistant Secretary or executed in such other manner as may be authorized by the Board of Directors.


                                  ARTICLE VII
                NOTICES TO SHAREHOLDERS, DIRECTORS AND OFFICERS

Section 1. GIVING NOTICE. Any notice required by statute or by these Bylaws to be given, or which the company desired for any purpose or reason to serve on, the shareholders or directors or any officer of the company shall be deemed to be sufficient when given by depositing the same in a post office box, in sealed postpaid wrapper addressed to such shareholder, director or office at his last known address, and such notice shall be deemed to have been given at the time of such mailing.


                                 ARTICLE VIII
                                  AMENDMENTS

Section 1. These Bylaws, or any of them, may be altered, amended, added to or repealed by a majority of the stock at any regular annual meeting of the shareholders or at any special meeting, when the notice of such special meeting shall contain a notice of such proposed change, or by a majority of the Board of Directors, provided, that the Board of Directors shall not make or alter any Bylaws fixing the qualifications, classifications or terms of office of Directors.

Section 2. Every person becoming a shareholder in this company shall be deemed to assent to these Bylaws and shall designate to the Secretary the address to which he desires that the notice herein required to be given may be sent, and all notices mailed to such addresses, with postage prepaid, shall be considered as duly given at the date of mailing, and any person failing to so designate his address shall be deemed to have waived notice of such meeting.

                                  ARTICLE IX
                                INDEMNIFICATION

Section 1. NON-DERIVATIVE ACTIONS. Subject to all of the other provisions of this Article, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. DERIVATIVE ACTIONS. Subject to all of the provisions of this Article, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses incurred, including actual and reasonable attorney's fees, and amounts paid in settlement, by him in connection with the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made in respect of any claim, issue or matter in which such person shall have been found liable to the corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court considers proper.

Section 3. EXPENSES OF SUCCESSFUL DEFENSE. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section l or 2 of this Article, or in defense of any claim, issue or matter in the action, suit or proceeding, he shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Article IX.

Section 4. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Section l or 2 of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section l or 2, whichever is applicable. Such determination shall be made in any of the following ways:

         (a) By a majority vote of a quorum of the Board consisting of directors who were not parties to such action, suit or proceeding.

         (b) If the quorum described in clause (a) above is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two disinterested directors.

         (c)  By independent legal counsel in a written opinion.

         (d)  By the shareholders.

Section 5. PROPORTIONATE INDEMNITY. If a person is entitled to indemnification under Section 1 or 2 of this Article for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

Section 6. EXPENSE ADVANCE. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Section l or 2 of this Article may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person involved to repay the expenses if it is ultimately determined that he is not entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

Section 7.  FORMER DIRECTORS AND OFFICERS.   The indemnification provided in
the foregoing Sections continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 8. INSURANCE; OTHER INDEMNIFICATION. (a) The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under these Bylaws or the laws of the State of Michigan.

         (b) The indemnification or advancement of expenses provided under this Article IX is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

Section 9. CHANGES IN MICHIGAN LAW. In the event of any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of Article IX of these Bylaws, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions. The Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

                                   ARTICLE X
                      NON-APPLICABILITY OF CHAPTER 7B TO
                          CONTROL SHARE ACQUISITIONS

Section 1. NON-APPLICABILITY. The corporation shall not be subject to Chapter 7B, "Control Share Acquisitions," of the Michigan Business Corporation Act.